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                                   EXHIBIT 3.3

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                              TEAM FINANCIAL, INC.


         We, Robert J. Weatherbie, Chief Executive Officer, and Lois Rausch, Secretary, of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendments to the Articles of Incorporation and declaring its advisability:


AMENDMENT NO. I

         Be It Resolved That Article Eight of the Articles of Incorporation be amended by changing the word "fifty-one percent (51%)" to "SIXTY-SIX AND TWO-THIRDS PERCENT (66 2/3%)"

         We further certify that thereafter, pursuant to the resolution and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

         We further certify that at the meeting a majority of the stockholders entitled to vote, voted in favor of the proposed amendment.

         We further certify that amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

         In Witness Whereof, we have hereunto set our hands and affixed the seal of said corporation this 25th day of June, 1999.



                                                     /s/ ROBERT J. WEATHERBIE
                                                     ---------------------------
                                                     ROBERT J. WEATHERBIE,
                                                     Chief Executive Officer

                                                     /s/ LOIS RAUSCH
                                                     ---------------------------
                                                     LOIS RAUSCH, Secretary



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STATE OF KANSAS, COUNTY OF MIAMI, SS:)

         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared ROBERT J. WEATHERBIE, Chief Executive Officer and LOIS RAUSCH, Secretary, of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 25th day of June, 1999.



                                                     /s/ RACHELLE L. NEWPORT
                                                     ---------------------------
                                                     Notary Public

My Appointment Expires: 1/12/02